Exhibit 99.2

Live Oak Financial Corp.

3206 Live Oak Street

Dallas, Texas 75204

Please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Corporate Secretary, Live Oak Financial Corp., 3206 Live Oak Street, Dallas, Texas 75204.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. APPROVAL OF THE MERGER PROPOSAL. To approve the Agreement and Plan of Reorganization, dated as of August 22, 2013, by and between Independent Bank Group, Inc. and Live Oak Financial Corp. and the related Agreement and Plan of Merger providing for the merger of a wholly owned subsidiary of Independent Bank Group, Inc. with and into Live Oak Financial Corp. with Live Oak Financial Corp. continuing as the surviving entity.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. APPROVAL OF THE ADJOURNMENT PROPOSALS. To adjourn the special meeting to a later date or dates, if the board of directors of Live Oak Financial Corp. determines it is necessary, among other things, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization and related Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: There will be no other business conducted at the Meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: If you have questions about the merger or the special meeting, need additional copies of this proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Carl B. Schieffer, Live Oak Financial Corp.’s President, at the following address or by calling the following telephone number: Live Oak Financial Corp., 3206 Live Oak Street, Dallas, Texas 75204, (214)-841-9800.

LIVE OAK FINANCIAL CORP.

Special Meeting of Shareholders

November 20, 2013 : 5:00 p.m.

This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of Live Oak Financial Corp. hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, and hereby appoints Carl Schieffer, Harlan Bilton and Danny Oberst and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of Live Oak Financial Corp. to be held at the offices of Live Oak State Bank, 3206 Live Oak Street, Dallas, Texas 75204, on Wednesday, November 20, 2013 at 5:00 p.m. Central Time, and any and all adjournments thereof, and to vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors of Live Oak Financial Corp.

THE BOARD OF DIRECTORS OF LIVE OAK FINANCIAL CORP. UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2: (1) THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION, THE RELATED AGREEMENT AND PLAN OF MERGER AND THE MERGER CONTEMPLATED THEREIN, AND (2) THE APPROVAL TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF THE BOARD OF DIRECTORS OF LIVE OAK FINANCIAL CORP. DETERMINES IT IS NECESSARY, AMONG OTHER THINGS, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION AND THE RELATED AGREEMENT AND PLAN OF MERGER.

Continued and to be signed on reverse side